Exhibit 2(b)

RMR PREFERRED INCOME FUND

BYLAWS

(Dated as of April 4, 2012)

ARTICLE I

AGREEMENT AND DECLARATION OF TRUST

1.1           Agreement and Declaration of Trust.  These Bylaws shall be subject to the Agreement and Declaration of Trust, as amended, supplemented or restated from time to time (the “Declaration of Trust”), of RMR PREFERRED INCOME FUND, the Maryland statutory trust governed by the Declaration of Trust and these Bylaws (the “Trust”).  Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

ARTICLE II

TRUSTEES

2.1           General Powers; Qualifications; Trustees Holding Over.  The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.  A Trustee shall be an individual at least 21 years of age who is not under legal disability.  To qualify for nomination or election as a Trustee, an individual, at the time of nomination and election, shall, without limitation, (a) have substantial expertise or experience relevant to the business of the Trust and its subsidiaries (as defined in Section 8.12(f)(iii)), (b) not have been convicted of a felony and (c) meet the qualifications of an Independent Trustee or a Managing Trustee, each as defined in Section 2.2, as the case may be, depending upon the position for which such individual may be nominated and elected.  In case of failure to elect Trustees at an annual meeting of Shareholders, the incumbent Trustees shall hold over and continue to direct the management of the business and affairs of the Trust until they may resign or until their successors are elected and qualify.

2.2           Independent Trustees and Managing Trustees.  A majority of the Trustees holding office shall at all times be Independent Trustees; provided, however, that upon a failure to comply with this requirement as a result of the creation of a temporary vacancy, whether as a result of enlargement of the Board of Trustees or the resignation, removal or death of a Trustee who is an Independent Trustee, such requirement shall not be applicable.  An “Independent Trustee” is one who is not an employee of the investment adviser of the Trust, who is not involved in the Trust’s day-to-day activities, who is not an “interested person” of the Trust (as defined in the 1940 Act), except for the fact of his or her being a Trustee, and who meets the qualifications of an independent director under the applicable rules of each stock exchange upon which shares of the Trust are listed for trading and the Securities and Exchange Commission (the “SEC”), as those requirements may be amended from time to time.  If the number of Trustees, at any time, is set at less than five, at least one Trustee shall be a Managing Trustee.  So long as the number of Trustees shall be five or greater, at least two Trustees shall be Managing Trustees.  “Managing Trustees” shall mean Trustees who are not Independent Trustees and who have been employees, officers or directors of the investment adviser of the Trust or involved in the day-to-day activities of the Trust during the one year prior to their election.  If at any time the Board of Trustees shall not be comprised of a majority of Independent Trustees or shall not have the requisite number of Managing Trustees, the Board of Trustees shall take such actions as will cure the applicable condition; provided that the fact that the Board of Trustees does not have a majority of Independent Trustees or requisite number of Managing Trustees, as the case may be, or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees.

2.3           Number of Trustees.  The number of Trustees shall be initially set at five.  Each of the Trustees shall be designated as a Class I, Class II or Class III Trustee as required by the Declaration of Trust.  The number of Trustees constituting the entire Board of Trustees may be increased or decreased from time to time only by a vote of the Board of Trustees; provided, however, that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees; provided, further, that the number of Trustees shall not be less than three.

2.4           Regular Meetings.  Regular meetings of the Board of Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine; provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.5           Special Meetings.  Special meetings of the Board of Trustees may be called at any time by any Managing Trustee, the President or pursuant to the request of any two Trustees then in office.  The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Trustees called by them.

2.6           Notice.  Notice of any special meeting shall be given by written notice delivered personally or by electronic mail, telephoned, facsimile transmitted, overnight couriered (with proof of delivery) or mailed to each Trustee at his or her business or residence address.  Personally delivered, telephoned, facsimile transmitted or electronically mailed notices shall be given at least 24 hours prior to the meeting.  Notice by mail shall be deposited in the U.S. mail at least 72 hours prior to the meeting.  If mailed, such notice shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee.  Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party.  Facsimile transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer back indicating receipt.  If sent by overnight courier, such notice shall be deemed given when delivered to the courier.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

2.7           Quorum.  A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees; provided that, if less than a majority of such Trustees are present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice.  The Trustees present at a meeting of the Board of Trustees which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of a number of Trustees resulting in less than a quorum then being present at the meeting.  Whether or not a Trustee votes on a matter at a meeting which he or she attends, he or she will nonetheless be considered present for purposes of establishing a quorum to consider the matter.

2.8           Voting.  The action of the majority of the Trustees present at a meeting at which a quorum is or was present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by specific provision of an applicable statute, the Declaration of Trust or these Bylaws.  If enough Trustees have withdrawn from a meeting to leave fewer than are required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

2.9           Telephonic Meetings.  Except as required by the 1940 Act or other applicable law, attendance at Board of Trustees meetings may be in person or by a teleconference or other communications medium by means of which all persons participating in the meeting can hear and speak with each other.

2.10         Action by Written Consent.  Unless specifically otherwise provided in the Declaration of Trust, any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by a majority of the Trustees.  Such written consent or consents shall be filed with the records of the Trust and shall have the same force and effect as the affirmative vote of such Trustees at a duly held meeting of the Board of Trustees at which a quorum was present.

2.11         Waiver of Notice.  The actions taken at any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present waives notice, consents to the holding of such meeting or approves the minutes thereof.

2.12         Vacancies.  If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain).  Subject to the requirements of the 1940 Act or other applicable law, any vacancies in the Board of Trustees, including vacancies resulting from increases in the number of Trustees or otherwise, shall be filled by a majority of the Trustees then in office, whether or not sufficient to constitute a quorum, or by a sole remaining Trustee; provided, however, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees elected by that class or series or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series.  A Trustee elected by the

Trustees to fill any vacancy occurring in the Board of Trustees, whether occurring due to an increase in size of the Board of Trustees or by the death, resignation or removal of any Trustee, shall serve until the next annual meeting of Shareholders at which such Trustee’s Class shall be elected and qualifies; subject, however, to prior death, resignation, retirement, disqualification or removal from office.  Any Trustee elected by Shareholders at an annual meeting to fill any vacancy occurring in the Board of Trustees, whether occurring due to an increase in size of the Board of Trustees or by the death, resignation or removal of any Trustee, that has arisen since the preceding annual meeting of Shareholders (which vacancy has not been filled by election of a new Trustee by the Trustees) shall hold office for a term which coincides with the remaining term of the Class of Trustee to which such office was previously assigned.  Any person nominated or elected by the Shareholders or the Trustees as a Trustee shall meet the qualifications for office set forth from time to time in these Bylaws.

2.13         Compensation.  The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Trustees may determine from time to time.  Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees.  The Trustees shall be entitled to receive remuneration for services rendered to the Trust in any other capacity, and such services may include, without limitation, services as an officer of the Trust, services as an employee of RMR Advisors, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee.

2.14         Reliance.  Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust or by RMR Advisors, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

2.15         Qualifying Shares Not Required.  Trustees need not be Shareholders.

2.16         Emergency Provisions.  Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 2.16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under Article II cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Trustees, (a) a meeting of the Board of Trustees may be called by any Managing Trustee or officer of the Trust by any means feasible under the circumstances and (b) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as it may be feasible at the time, including publication, television or radio.

ARTICLE III

OFFICERS

3.1           Enumeration; Qualification.  The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers, if any, as the Trustees from time to time may in their discretion elect.  The Trust may also have such agents as the Trustees from time to time may in their discretion appoint.  Any two or more offices may be held by the same person.

3.2           Election.  The President, the Treasurer, and the Secretary shall be elected annually by the Trustees.  Other officers, if any, may be elected or appointed by the Trustees at any time.  Vacancies in any office may be filled by the Board of Trustees at any time.

3.3           Tenure.  Officers of the Trust shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified.  Each agent of the Trust shall retain authority at the pleasure of the Trustees.

3.4           Powers.  Subject to the other provisions of these Bylaws, each officer of the Trust shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as the Board of Trustees may from time to time designate.

3.5           Chairman; President; Vice President.  Unless the Trustees otherwise provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the Shareholders and of the Trustees.  Alternatively, the Trustees may designate one Trustee or another officer of the Trust to preside at such meetings.  Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.6           Treasurer; Assistant Treasurer.  The Treasurer shall be the chief financial and chief accounting officer of the Trust, and shall, subject to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser, manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.  Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees, the President or the Treasurer.

3.7           Secretary; Assistant Secretary.  The Secretary (or his or her designee) shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust.  In the absence of the Secretary from any meeting of Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.  Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees, the President or the Secretary.

3.8           Removal and Resignations.  Any officer or agent of the Trust may be removed by the Trustees at any time.  Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Trustees, the Chairman of the Trustees, the President or the Secretary.  Any resignation shall take effect upon receipt or at a later time specified therein.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

ARTICLE IV

COMMITTEES

4.1           Appointment.  The powers, duties and responsibilities of the Trustees maybe delegated to one or more Committees.  Trustees, officers or agents of the Trust may serve on Committees of the Trust, but all Committees shall have at least one Trustee who will serve as Chairman of the Committee.  Committees shall have the powers, duties and responsibilities as may be assigned to them by the Trustees.  The Trustees may delegate any of the powers of the Trustees to Committees of the Board of Trustees appointed under this Section 4.1 and composed solely of Trustees, except as prohibited by law.

4.2           Meetings; Notice.  Notice of Committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.  One-third, but not less than one, of the members of any Committee shall be present in person at any meeting of a Committee in order to constitute a quorum for the transaction of business at a meeting, and the act of a majority present at a meeting at the time of a vote if a quorum is then present shall be the act of a Committee.  The Chairman of the Committee shall fix the time and place of a Committee’s meetings unless the Board of Trustees shall otherwise provide.

4.3           Telephonic Meetings.  Except as required by the 1940 Act or other applicable law, attendance at Committee meetings may be in person or by a teleconference or other communications medium by means of which all persons participating in the meeting can hear and speak with each other.

4.4           Action by Written Consent of Committees.  Any action required or permitted to be taken at any meeting of a Committee may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by a majority of the Committee and such written consent is filed with the minutes of proceedings of such Committee.

4.5           Vacancies.  Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any Committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such Committee.

ARTICLE V

FISCAL YEAR

5.1           General.  Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall be a calendar year.

ARTICLE VI

SEAL

6.1           General.  The Board of Trustees may authorize the adoption of a seal by the Trust.  The Trustees may authorize one or more duplicate seals.  Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE VII

EXECUTION OF PAPERS

7.1           General.  Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

ARTICLE VIII

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

8.1           Regular and Special Meetings.  Except as provided in the next sentence, regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Shares are listed for trading on the NYSE Amex LLC, on at least an annual basis, on such time and day and at such place as shall be designated by the Trustees.  Such regular meetings of the Shareholders shall be called only by the Board of Trustees.  In the event that such a meeting is not held in any annual period, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period.  Except as required by the 1940 Act or other applicable law, special meetings of Shareholders or any or all classes or series of Shares may only be called by a majority of the Trustees from time to time for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws, or for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable.  A special meeting of Shareholders may be held on such time and day and at such place as is designated by the Board of Trustees.

8.2           Notice of Regular or Special Meetings.  Written notice specifying the time, day and place of any regular or special meeting, the purpose of the meeting, to the extent required by law to be provided, and all other matters required by law shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by mail, postage prepaid, to his or her address appearing on the books of the Trust or theretofore given by him or her to the Trust for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Trust is situated, or by electronic transmission, including facsimile transmission, to any address or number of such Shareholder at which the Shareholder receives electronic transmissions.  If mailed, such notice shall be deemed to be given once deposited in the U.S. mail addressed to the Shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid.  It shall be the duty of the Secretary to give notice of each meeting of Shareholders.  Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.  Notice of a meeting need not be given to any Shareholder who attends the meeting.

8.3           Notice of Adjourned Meetings.  It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

8.4           Scope of Meetings.  Except as otherwise expressly set forth elsewhere in these Bylaws, no business shall be transacted at meetings of Shareholders except as specifically designated in the notice or otherwise properly brought before the Shareholders by or at the direction of the Board of Trustees.

8.5           Organization of Shareholder Meetings.  Every meeting of Shareholders shall be conducted by a Trustee, the President or any other officer of the Trust, as designated by the Board of Trustees, who shall preside at and act as chairperson of a meeting of Shareholders.  The Secretary, an Assistant Secretary or a person appointed by the Trustees or, in the absence of such appointment, a person appointed by the person presiding as chairperson at the meeting shall act as Secretary of the meeting and record the minutes of the meeting.  If the Secretary presides as chairperson at a meeting of Shareholders, then the Secretary shall not also act as secretary of the meeting and record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of Shareholders shall be determined by the chairperson of the meeting.  The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to Shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any Shareholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; (g) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security.  Without limiting the generality of the powers of the chairperson of the meeting pursuant to the foregoing provisions, the chairperson, subject to review by the Independent Trustees, may adjourn or conclude any meeting of Shareholders for any reason deemed necessary by the chairperson, including, without limitation, if (i) no quorum is present for the transaction of the business, (ii) the Board of Trustees or the chairperson of the meeting determines that adjournment is necessary or appropriate to enable the Shareholders to consider fully information that the Board of Trustees or the chairperson of the meeting determines has not been made sufficiently or timely available to Shareholders or (iii) the Board of Trustees or the chairperson of the meeting determines that adjournment or conclusion is otherwise in the best interests of the Trust.  Unless otherwise determined by the chairperson of the meeting, meetings of Shareholders shall not be required to be held in accordance with the general rules of parliamentary procedure or any otherwise established rules of order.

8.6           Quorum.  At any meeting of Shareholders, the presence in person or by proxy of Shareholders entitled to cast a majority of all the votes entitled to be cast on a particular matter shall constitute a quorum for voting on a particular matter or the transaction of business; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure.  If, however, such quorum shall not be present at any meeting of Shareholders, the chairperson of the meeting shall have the power to adjourn the meeting from time to time without the Trust having to set a new record date or provide any additional notice of such meeting, subject to any obligation of the Trust to give notice pursuant to Section 8.3.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  The Shareholders present, either in person or by proxy, at a meeting of Shareholders which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes to leave less than a quorum then being present at the meeting.

8.7           Voting Power.

(a)   Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the notice of the meeting forwarded to the Shareholders by the Trustees, the Declaration of Trust, these Bylaws, or required by the 1940 Act or any other applicable law.  Except as otherwise provided in the notice of the meeting forwarded to the Shareholders by the Trustees, the Declaration of Trust, these Bylaws or required by the 1940 Act or any other applicable law, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to classes or series of Shares.  There shall be no cumulative voting in the election of Trustees.

(b)   With regard to election of a Trustee, and except as may be mandated by the 1940 Act or any other applicable law or the listing requirements of the principal exchange on which the Common Shares are listed, subject to the voting rights of any class or series of Shares as set forth in these Bylaws: (i) a plurality of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee in an uncontested election; and (ii) a majority of all the Shares entitled to vote at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee in a contested election (which, for purposes of these Bylaws, is an election at which the number of nominees exceeds the number of Trustees to be elected at the meeting, as determined in the sole discretion of the Board of Trustees).  Each Share may be voted for as many individuals as there are Trustees to be elected and for whose election the Share is entitled to be voted.

(c)   With regard to any other matter which may properly come before a meeting of Shareholders duly called and at which a quorum is present, and except where a different voting standard is required by the 1940 Act or any other applicable law, by the listing requirements of the principal exchange on which the Common Shares are listed or by a specific provision of the Declaration of Trust, (i) if such matter is approved by at least 60% of the Trustees then in office, including 60% of the Independent Trustees then in office, a majority of all the votes cast at the meeting shall be required to approve such matter; and (ii) if such matter is not approved by at least 60% of the Trustees then in office, including 60% of the Independent Trustees then in office, 80% of all the Shares entitled to vote at the meeting shall be required to approve such matter.

8.8           Proxies.  A Shareholder may cast the votes entitled to be cast by him or her either in person or by proxy executed by the Shareholder or by his or her duly authorized agent in any manner permitted by law.  Such proxy shall be filed with such officer of the Trust or third party agent as the Board of Trustees shall have designated for such purpose for verification at or prior to such meeting.  Any proxy relating to the Shares shall be valid until the expiration date therein or, if no expiration is so indicated, for such period as is permitted pursuant to Maryland law.  At a meeting of Shareholders, all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by or on behalf of the chairperson of the meeting, subject to Section 8.11.

8.9           Record Dates.  The Board of Trustees may fix the date for determination of Shareholders entitled to notice of and to vote at a meeting of Shareholders.  If no date is fixed for the determination of the Shareholders entitled to vote at any meeting of Shareholders, only persons in whose names Shares entitled to vote are recorded on the share records of the Trust at the opening of business on the day of any meeting of Shareholders shall be entitled to vote at such meeting.

8.10         Voting of Shares by Certain Holders.  Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or pursuant to an agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such Shares.  Any trustee or other fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by proxy.

8.11         Inspectors.

(a)   Before or at any meeting of Shareholders, the chairperson of the meeting may appoint one or more persons as inspectors for such meeting.  Such inspectors shall (i) ascertain and report the number of Shares represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairperson of the meeting and (iv) perform such other acts as are proper to conduct the election or voting at the meeting.

(b)   Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

8.12         Advance Notice of Nominees for Trustee and Other Proposals.

(a)   Nominations and Other Proposals to be Considered at Meetings of Shareholders.  Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the Shareholders at meetings of Shareholders may be properly brought before the meeting only as set forth in this Section 8.12.  All judgments and determinations made by the Board of Trustees or the chairperson of the meeting, as applicable, under this Section 8.12 (including, without limitation, judgments as to whether any matter or thing is satisfactory to the Board of Trustees and determinations as to the propriety of a proposed nomination or a proposal of other business for consideration by Shareholders) shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

(b)   Annual Meetings of Shareholders.

(i)   A Shareholder may recommend to the Nominating Committee of the Board of Trustees an individual as a nominee for election to the Board of Trustees.  Such recommendation shall be made by written notice to the Chair of such committee and the Secretary, which notice should contain or be accompanied by the information and documents with respect to such recommended nominee and Shareholder that such Shareholder believes to be relevant or helpful to the Nominating Committee’s deliberations.  In considering such recommendation, the Nominating Committee may request additional information concerning the recommended nominee or the Shareholder making the recommendation.  The Nominating Committee of the Board of Trustees will consider any such recommendation in its discretion.  A Shareholder seeking to make a nomination of an individual for election to the Board of Trustees must make such nomination in accordance with Section 8.12(b)(iii).

(ii)   [RESERVED.]

(iii)   Nominations of individuals for election to the Board of Trustees by the holders of Common Shares at an annual meeting of Shareholders may be properly brought before the meeting (A) pursuant to the Trust’s notice of meeting by or at the direction of the Board of Trustees or (B) by any one or more Shareholders of the Trust who (1) (x) at the date of the giving of the notice provided for in this Section 8.12(b)(iii), individually or in the aggregate, hold at least 3% of the Shares entitled to vote at the meeting on such election and have held such Shares continuously for at least three years, and (y) continuously hold such Shares through and including the time of the annual meeting (including any adjournment or postponement thereof), (2) are each a Shareholder of record of the Trust at the time of giving the notice provided for in this Section 8.12(b)(iii) through and including the time of the annual meeting (including any adjournment or postponement thereof), (3) are each entitled to make nominations and to vote at the meeting on such election and (4) comply with the notice procedures set forth in this Section 8.12(b) as to such nomination.  Section 8.12(b)(iii)(B) shall be the exclusive means for any Shareholder to make nominations of individuals for election to the Board of Trustees by the holders of Common Shares.

(iv)   The proposal of business to be considered by Shareholders at an annual meeting of Shareholders, other than the nomination of individuals for election to the Board of Trustees, may be properly brought before the meeting (A) pursuant to the Trust’s notice of meeting by or at the direction of the Board of Trustees or (B) by any Shareholder of the Trust who (1) has continuously held at least $2,000 in market value, or 1%, of the Shares entitled to vote at the meeting on the proposal for business for at least one year from the date such Shareholder gives the notice provided for in this Section 8.12(b)(iv), and continuously holds such Shares through and including the time of the annual meeting (including any adjournment or postponement thereof), (2) is a Shareholder of record at the time of giving the notice provided for in this Section 8.12(b)(iv) through and including the time of the annual meeting (including any adjournment or postponement thereof), (3) is entitled to propose such business and to vote at the meeting on the proposal for such business and (4) complies with the notice procedures set forth in this Section 8.12(b) as to such business.  Section 8.12(b)(iv)(B) shall be the exclusive means for a Shareholder to propose business before an annual meeting of Shareholders, except (x) to the extent of matters which are required to be presented to Shareholders by applicable law which have been properly presented in accordance with the requirements of such law and (y) nominations of individuals for election to the Board of Trustees shall be made in accordance with Section 8.12(b)(iii)(B).  For purposes of determining compliance with the requirement in subclause (1) of Section 8.12(b)(iv)(B), the market value of Common Shares held by the applicable Shareholder shall be determined by multiplying the number of Common Shares such Shareholder continuously held for that one-year period by the highest selling price of the Common Shares as reported on the principal exchange on which the Trust’s Common Shares are listed during the 60 calendar days before the date such notice was submitted.

(v)   For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by one or more Shareholders pursuant to Section 8.12(b), such Shareholder(s) shall have given timely notice thereof in writing to the Secretary in accordance with this Section 8.12 and such other business shall otherwise be a proper matter for action by Shareholders.  To be timely, the notice of such Shareholder(s) shall set forth all information required under this Section 8.12 and shall be delivered to the Secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that, in the case of the first annual meeting or in the event that the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, notice by such Shareholder(s) to be timely shall be so delivered not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (A) notice of the date of the annual meeting is mailed or otherwise made available or (B) public announcement of the date of the annual meeting is first made by the Trust.  Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a notice of one or more Shareholder(s) as described above.  No Shareholder may give a notice to the

Secretary described in this Section 8.12(b)(v) unless such Shareholder holds a certificate for all Shares owned by such Shareholder during all times described in Section 8.12(b)(iii)(B), in the case of a nomination of one or more individuals for election the Board of Trustees, or Section 8.12(b)(iv)(B), in the case of the proposal of other business, and a copy of each such certificate held by such Shareholder at the time of giving such notice shall accompany such Shareholder’s notice to the Secretary in order for such notice to be effective.

A notice of one or more Shareholders pursuant to this Section 8.12(b) shall set forth:

A.                             separately as to each individual whom such Shareholder(s) propose to nominate for election or reelection as a Trustee (a “Proposed Nominee”) and any Proposed Nominee Associated Person (as defined in Section 8.12(b)(viii)), (1) the name, age, business address and residence address of such Proposed Nominee and the name and address of such Proposed Nominee Associated Person, (2) a statement of whether such Proposed Nominee is proposed for nomination as an Independent Trustee (as defined in Section 2.2) or a Managing Trustee (as defined in Section 2.2) and a description of such Proposed Nominee’s qualifications to be an Independent Trustee or Managing Trustee, as the case may be, and such Proposed Nominee’s qualifications to be a Trustee pursuant to the criteria set forth in Section 2.1, (3) the class, series and number of any Shares that are, directly or indirectly, beneficially owned or owned of record by such Proposed Nominee or by such Proposed Nominee Associated Person, (4) the date such Shares were acquired, (5) a description of all purchases and sales of securities of the Trust by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous 36 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (6) a description of all Derivative Transactions (as defined in Section 8.12(b)(viii)) by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous 36 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such Proposed Nominee or Proposed Nominee Associated Person would be required to report on an Insider Report (as defined in Section 8.12(b)(viii)) if such Proposed Nominee or Proposed Nominee Associated Person were a Trustee of the Trust or the beneficial owner of more than 10% of any class or series of Shares at the time of the transactions, (7) any performance related fees (other than an asset based fee) to which such Proposed Nominee or such Proposed Nominee Associated Person is entitled based on any increase or decrease in the value of

Shares or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, including, without limitation, any such interests held by members of such Proposed Nominee’s or such Proposed Nominee Associated Person’s immediate family sharing the same household with such Proposed Nominee or such Proposed Nominee Associated Person, (8) any proportionate interest in Shares or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such Proposed Nominee or such Proposed Nominee Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (9) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Shareholder making the nomination, any Proposed Nominee Associated Person, or any of their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Proposed Nominee, or his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC (and any successor regulation), if any Shareholder making the nomination and any Proposed Nominee Associated Person on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant, (10) any rights to dividends on the Shares owned beneficially by such Proposed Nominee or such Proposed Nominee Associated Person that are separated or separable from the underlying Shares, (11) to the extent known by such Proposed Nominee or such Proposed Nominee Associated Person, the name and address of any other person who owns, of record or beneficially, any Shares and who supports the Proposed Nominee for election or reelection as a Trustee and (12) all other information relating to such Proposed Nominee or such Proposed Nominee Associated Person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act, and the rules and regulations promulgated thereunder;

B.                               as to any other business that the Shareholder proposes to bring before the meeting, (1) a description of such business, (2) the reasons for proposing such business at the meeting and any material interest in such business of such Shareholder or any Shareholder Associated Person (as defined in Section 8.12(b)(viii)), including any anticipated benefit to such Shareholder or any Shareholder Associated Person therefrom, (3) a description of all agreements, arrangements and understandings between such Shareholder and Shareholder Associated Person amongst themselves or with any other person or persons (including their names) in connection with the proposal of such business by such Shareholder and (4) a representation that such Shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting;

C.                               separately as to each Shareholder giving the notice and any Shareholder Associated Person, (1) the class, series and number of all Shares that are owned of record by such Shareholder or by such Shareholder Associated Person, if any, (2) the class, series and number of, and the nominee holder for, any Shares that are owned, directly or indirectly, beneficially but not of record by such Shareholder or by such Shareholder Associated Person, if any, (3) with respect to the Shares referenced in the foregoing clauses (1) and (2), the date such Shares were acquired and the investment intent of such acquisition, and (4) all information relating to such Shareholder and Shareholder Associated Person that is required to be disclosed in connection with the solicitation of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder;

D.                              separately as to each Shareholder giving the notice and any Shareholder Associated Person, (1) the name and address of such Shareholder, as they appear on the Trust’s share ledger and the current name and address, if different, of such Shareholder and Shareholder Associated Person and (2) the investment strategy or objective, if any, of such Shareholder or Shareholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Shareholder or Shareholder Associated Person;

E.                                separately as to each Shareholder giving the notice and any Shareholder Associated Person, (1) a description of all purchases and sales of securities of the Trust by such Shareholder or Shareholder Associated Person during the previous 36 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (2) a description of all Derivative

Transactions by such Shareholder or Shareholder Associated Person during the previous 36 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such Shareholder or Shareholder Associated Person would be required to report on an Insider Report if such Shareholder or Shareholder Associated Person were a Trustee of the Trust or the beneficial owner of more than 10% of any class or series of Shares at the time of the transactions, (3) any performance related fees (other than an asset based fee) to which such Shareholder or Shareholder Associated Person is entitled based on any increase or decrease in the value of Shares or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, as of the date of such notice, including, without limitation, any such interests held by members of such Shareholder’s or Shareholder Associated Person’s immediate family sharing the same household with such Shareholder or Shareholder Associated Person, (4) any proportionate interest in Shares or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such Shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (5) any rights to dividends on the Shares owned beneficially by such Shareholder or Shareholder Associated Person that are separated or separable from the underlying Shares;

F.                                to the extent known by the Shareholder giving the notice, the name and address of any other Person who owns, beneficially or of record, any Shares and who supports the nominee for election or reelection as a Trustee or the proposal of other business; and

G.                               if more than one class or series of Shares is outstanding, the class and series of Shares entitled to vote for such Proposed Nominee and/or Shareholder’s proposal, as applicable.

(vi)   A notice of one or more Shareholders making a nomination pursuant to Section 8.12(b)(iii)(B) shall be accompanied by:

A.                             a signed and notarized statement of each Shareholder giving the notice certifying that (1) all information contained in the notice is true and complete in all respects, (2) the notice complies with this Section 8.12(b), and (3) such Shareholder will continue to hold all Shares referenced in Section 8.12(b)(iii)(B)(1)(x) through and including the time of the annual meeting (including any adjournment or postponement thereof); and

B.                               a signed and notarized certificate of each Proposed Nominee (1) certifying that the information contained in the notice regarding such Proposed Nominee and any Proposed Nominee Associated Person is true and complete and complies with this Section 8.12(b) and (2) consenting to being named in the Shareholder’s proxy statement as a nominee and to serving as a Trustee if elected.

(vii)   Notwithstanding anything in the second sentence of Section 8.12(b)(v) to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a Shareholder’s notice required by this Section 8.12(b) also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the 10th day immediately following the day on which such public announcement is first made by the Trust.

(viii)   For purposes of this Section 8.12, (i) “Shareholder Associated Person” of any Shareholder shall mean (A) any Person acting in concert with, such Shareholder, (B) any direct or indirect beneficial owner of Shares owned of record or beneficially by such Shareholder and (C) any Person controlling, controlled by or under common control with such Shareholder or a Shareholder Associated Person; (ii) “Proposed Nominee Associated Person” of any Proposed Nominee shall mean (A) any Person acting in concert with such Proposed Nominee, (B) any direct or indirect beneficial owner of Shares owned of record or beneficially by such Proposed Nominee and (C) any Person controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person; (iii) “Derivative Transaction” by a Person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Trust, or similar instrument with a value derived in whole or in part from the value of a security of the Trust, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise or (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Trust, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Trust or to increase or decrease the number of securities of the Trust which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise; and (iv) “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a Trustee of the Trust or who is directly or indirectly the beneficial owner of more than 10% of any class of Shares.

(c)   Shareholder Nominations or Other Proposals Causing Covenant Breaches or Defaults.  At the same time as the submission of any Shareholder nomination or proposal of other business to be considered at a Shareholders’ meeting that, if approved and implemented by the Trust, would cause the Trust or any subsidiary (as defined in Section 8.12(f)(iii)) of the Trust to be in breach of any covenant of the Trust or any subsidiary of the Trust or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing debt instrument or agreement of the Trust or any subsidiary of the Trust or other material contract or agreement of the Trust or any subsidiary of the Trust, the proponent Shareholder or Shareholders shall submit to the Secretary at the principal executive offices of the Trust (i) evidence satisfactory to the Board of Trustees of the lender’s or contracting party’s willingness to waive the breach of covenant or default or (ii) a detailed plan for repayment of the indebtedness to the lender or curing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to the Board of Trustees in its discretion, and evidence of the availability to the Trust of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the Shareholder nomination or other proposal that are at least as favorable to the Trust, as determined by the Board of Trustees in its discretion.  As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust is party to a bank credit facility that contains covenants which prohibit certain changes in the management and policies of the Trust without the approval of the lender; accordingly, a Shareholder nomination or proposal which implicates these covenants shall be accompanied by a waiver of these covenants duly executed by the bank or by evidence satisfactory to the Board of Trustees of the availability of funding to the Trust to repay outstanding indebtedness under this credit facility and of the availability of a new credit facility on terms as favorable to the Trust as the existing credit facility.

(d)   Shareholder Nominations or Other Proposals Requiring Governmental Action.  If (i) submission of any Shareholder nomination or proposal of other business to be considered at a Shareholders’ meeting that could not be considered or, if approved, implemented by the Trust without the Trust, any subsidiary of the Trust, the proponent Shareholder, any Proposed Nominee of such Shareholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Shareholder Associated Person of such Shareholder, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body (a “Governmental Action”) or (ii) such Shareholder’s ownership of Shares or any solicitation of proxies or votes or holding or exercising proxies by such Shareholder, any Proposed Nominee of such Shareholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Shareholder Associated Person of such Shareholder, or their respective affiliates or associates would require Governmental Action, then, at the same time as the submission of any Shareholder nomination or proposal of other business to be considered at a Shareholders’ meeting, the proponent Shareholder or Shareholders shall submit to the Secretary at the principal executive offices of the Trust (x) evidence satisfactory to the Board of Trustees that any and all Governmental Action has been given or obtained, including, without limitation, such evidence as the Board of Trustees may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the Shareholder’s diligent and best efforts, a detailed plan for making or obtaining the Governmental Action prior to the election of any such Proposed Nominee or the implementation of such proposal, which plan must be satisfactory to the Board of Trustees in its discretion.

(e)   Special Meetings of Shareholders.  As set forth in Section 8.4, only business brought before the meeting pursuant to the Trust’s notice of meeting shall be conducted at a special meeting of Shareholders.  Subject to the requirements of the 1940 Act or any other applicable laws, nominations of individuals for election to the Board of Trustees only may be made at a special meeting of Shareholders at which Trustees are to be elected: (i) pursuant to the Trust’s notice of meeting; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Trustees; or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 8.12(e) through and including the time of the special meeting, who is entitled to vote at the meeting on such election and who has complied with the notice procedures and other requirements set forth in this Section 8.12(e).  In the event the Trust calls a special meeting of Shareholders for the purpose of having holders of Common Shares elect one or more Trustees to the Board of Trustees, any such Shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the Shareholder satisfies the holding period and certificate requirements set forth in Section 8.12(b)(iii) and Section 8.12(b)(v), the Shareholder’s notice contains or is accompanied by the information and documents required by Section 8.12 and the Shareholder has given timely notice thereof in writing to the Secretary at the principal executive offices of the Trust.  To be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (i) the 120th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.  Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a Shareholder’s notice as described above.

(f)   General.

(i)   If information submitted pursuant to this Section 8.12 by any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall be deemed by the Board of Trustees incomplete or inaccurate, any authorized officer or the Board of Trustees or any Committee may treat such information as not having been provided in accordance with this Section 8.12.  Any notice submitted by a Shareholder pursuant to this Section 8.12 that is deemed by the Board of Trustees inaccurate, incomplete or otherwise fails to satisfy completely any provision of this Section 8.12 shall be deemed defective and shall thereby render all proposals and nominations set forth in such notice defective.  Upon written request by the Secretary or the Board of Trustees or any Committee (which may be made from time to time), any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall provide, within three business days after such request (or such other period as may be specified in such request), (A) written verification, satisfactory to the Secretary or any other authorized officer or the Board of Trustees or any Committee, in his, her or its discretion, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to this Section 8.12, (B) written responses to information reasonably requested by the Secretary, the Board of Trustees or any Committee and (C) a written update, to a current date, of any information submitted by the Shareholder pursuant to this Section 8.12 as of an earlier date.  If a Shareholder fails to provide such written verification, information or update within such period, the Secretary or any other authorized officer or the Board of Trustees may treat the information which was previously provided and to which the verification, request or update relates as not having been provided in accordance with this Section 8.12; provided, however, that no such written verification, response or update shall cure any incompleteness, inaccuracy or failure in any notice provided by a Shareholder pursuant to this Section 8.12.  It is the responsibility of a Shareholder who wishes to make a nomination or other proposal to comply with the requirements of Section 8.12; nothing in this Section 8.12(f)(i) or otherwise shall create any duty of the Trust, the Board of Trustees or any Committee nor any officer of the Trust to inform a Shareholder that the information submitted pursuant to this Section 8.12 by or on behalf of such Shareholder is incomplete or inaccurate or not otherwise in accordance with this Section 8.12 nor require the Trust, the Board of Trustees, any Committee or any officer of the Trust to request clarification or updating of information provided by any Shareholder, but the Board of Trustees, a Committee or the Secretary acting on behalf of the Board of Trustees or a Committee, may do so in its, his or her discretion.

(ii)   Only such individuals who are nominated in accordance with this Section 8.12 shall be eligible for election by Shareholders as Trustees and only such business shall be conducted at a meeting of Shareholders as shall have been properly brought before the meeting in accordance with this Section 8.12.  The chairperson of the meeting and the Board of Trustees shall each have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 8.12 and, if any proposed nomination or other business is determined not to be in compliance with this Section 8.12, to declare that such defective nomination or proposal be disregarded.

(iii)   For purposes of this Section 8.12: (A) “public announcement” shall mean disclosure in (1) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or any other widely circulated news or wire service or (2) a document publicly filed by the Trust with the SEC pursuant to the Exchange Act; (B) “subsidiary” shall include, with respect to a person, any corporation, partnership, joint venture or other entity of which such person (1) owns, directly or indirectly, 10% or more of the outstanding voting securities or other interests or (2) has a person designated by such person serving on, or a right, contractual or otherwise, to designate a person, so to serve on, the board of directors (or analogous governing body); and (C) “date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time.

(iv)   Notwithstanding the foregoing provisions of this Section 8.12, a Shareholder shall also comply with all applicable legal requirements, including, without limitation, applicable requirements of state law, the 1940 Act and the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 8.12.  Nothing in this Section 8.12 shall be deemed to require that a Shareholder nomination of an individual for election to the Board of Trustees or a Shareholder proposal relating to other business be included in the Trust’s proxy statement, except as may be required by law.

(v)   The Board of Trustees may from time to time require any individual nominated to serve as a Trustee to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a Trustee, such agreement to be on the terms and in a form (the “Agreement”) determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees.  The terms of the Agreement may be substantially similar to the Code of Business Conduct and Ethics of the Trust or any similar code promulgated by the Trust (the “Code of Business Conduct”) or may differ from or supplement the Code of Business Conduct.

(vi)   Determinations required or permitted to be made under this Section 8.12 by the Board of Trustees may be delegated by the Board of Trustees to a Committee, subject to applicable law.

8.13         No Shareholder Actions by Written Consent.  Shareholders shall not be authorized or permitted to take any action required or permitted to be taken at a meeting of Shareholders by written consent, and may take such action only at Shareholders meeting of the Trust.

8.14         Voting by Ballot.  Voting on any question or in any election may be voice vote unless the chairperson of the meeting or any Shareholder shall demand that voting be by ballot.

8.15         Proposals of Business Which Are Not Proper Matters For Action By Shareholders.  Notwithstanding anything in these Bylaws to the contrary, subject to the 1940 Act and any other applicable law, any Shareholder proposal for business the subject matter or effect of which would be within the exclusive purview of the Board of Trustees or would reasonably likely, if considered by the Shareholders or approved or implemented by the Trust, result in an impairment of the limited liability status for the Trust’s Shareholders, shall be deemed not to be a matter upon which the Shareholders are entitled to vote.  The Board of Trustees in its discretion shall be entitled to determine whether a Shareholder proposal for business is not a matter upon which the Shareholders are entitled to vote pursuant to this Section 8.15, and its decision shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

ARTICLE IX

MISCELLANEOUS

9.1           Amendment of Bylaws.  Except for any change for which these Bylaws requires approval by more than a majority vote of the Trustees, these Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of the Board of Trustees at any meeting of the Board of Trustees at which a quorum is present, or by a written consent signed by a majority of the Trustees then in office.

9.2           Waiver of Notice.  Whenever any notice is required to be given pursuant to the Declaration of Trust, these Bylaws, the 1940 Act or any other applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice or waiver by electronic transmission, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

9.3           Ratification.  The Board of Trustees or the Shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the Shareholders could have originally authorized the matter.  Moreover, any action or inaction questioned in any Shareholder’s derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or Shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the Shareholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its Shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

9.4           Ambiguity.  In the case of an ambiguity in the application of any provision of these Bylaws or any definition contained in these Bylaws, the Board of Trustees shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

9.5           Construction.  If any provision of these Bylaws is determined to be unlawful by a court or regulatory body of competent jurisdiction, the remainder of these Bylaws shall remain in full force and effect and the offending provision shall be construed to achieve the purpose of the offending provision to the extent legally possible.  The re-construction of an unlawful provision shall be made by the Board of Trustees, or, in the absence of action by the Board of Trustees, by the court or regulatory body which determined the provision to be unlawful.  These Bylaws shall be subject to and construed accordance with the 1940 Act.  In the event of a conflict between any provision of these Bylaws and the 1940 Act, such provision shall be construed to achieve the purpose of the provision to the extent legally possible under the 1940 Act.

9.6           Inspection of Bylaws.  The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.